Exhibit 99.1

MicroVision Announces Fourth Quarter and Full Year 2025 Results

REDMOND, WA / ACCESSWIRE / March 4, 2026 / MicroVision, Inc. (NASDAQ:MVIS), defining the next generation of lidar-based perception solutions, today announced its fourth quarter and full year 2025 results.

Key Business and Operational Highlights

●	Advanced commercial momentum in the Industrial and Security & Defense sectors with an initial shipment in December on repeatable orders for MOVIA L sensors with integrated software.

●	Began early integration work with new southern Germany team, establishing roadmap for FMCW ultra-long-range lidar sensor based on assets acquired from Scantinel Photonics GmbH.

●	Paved the way in Q4 for the early 2026 closing of important strategic acquisition of lidar business assets from Luminar Technologies, Inc., accelerating immediate revenue opportunities, further diversifying product portfolio, and bringing active customer engagements.

●	Streamlined post-acquisition operating expenses, with 1H2026 plan to reduce global workforce by approximately 20% and consolidate engineering and operations functions from Redmond into Orlando location.

●	Strengthened balance sheet and cash position in February 2026 by issuing two senior secured convertible notes due March 2028 – one for approximately $20.6 million in exchange for a previously existing note due March 2026 and the other for approximately $22.4 million.

“We are pleased that our careful preparation in the fourth quarter of 2025, enabled us to hit the ground running in 2026,” said Glen DeVos, MicroVision’s Chief Executive Officer. “Just two months into 2026, we’re thrilled to have kicked off the transformation of MicroVision from an R&D company into an industry-leading commercial enterprise by shipping initial units on repeatable orders and closing two highly strategic asset acquisitions. We’re now seeing the early benefits of our careful planning, having completed the acquisitions of Luminar and Scantinel, diversified our product portfolio with an unmatched array of lidar-based perception solutions, secured inventory and commenced shipping product on new and transferred purchase orders, and taken concrete action to enhance our cash position and control operating expenses.”

Continued DeVos, “With this early momentum, we are committed to redefining the lidar industry by delivering the right solution with the right performance at the right price to a wide range of customers, in automotive, industrial, and security & defense markets.”

“We have purposefully built MicroVision to lead in this new era of lidar: Lidar 2.0,” concluded DeVos.

Key Financial Highlights for Q4 2025 and Full Year 2025

●	Revenue for the fourth quarter of 2025 was $0.2 million, compared to $1.7 million for the fourth quarter of 2024.

●	Net loss for the fourth quarter of 2025 was $37.8 million, or $0.12 per share, which includes $29.4 million of non-cash charges related to asset impairment and inventory write-downs partially offset by a net credit of $1.5 million of non-cash, share-based compensation expense, compared to a net loss of $31.2 million, or $0.14 per share, which includes $1.9 million of non-cash charges related to inventory write-downs and $2.0 million of non-cash, share-based compensation expense, for the fourth quarter of 2024.

●	Adjusted EBITDA for the fourth quarter of 2025 was a $12.0 million loss, compared to a $10.6 million loss for the fourth quarter of 2024.

●	Cash used in operations in the fourth quarter of 2025 was $15.4 million, compared to cash used in operations in the fourth quarter of 2024 of $15.1 million.

●	The Company ended the fourth quarter of 2025 with $74.8 million in cash and cash equivalents, including investment securities, compared to $74.7 million at December 31, 2024.

Subsequent to the fourth quarter, the Company strengthened its financial position by issuing senior secured convertible notes in the aggregate principal amount of $43.0 million through an agreement with High Trail Capital. The New Notes were issued in part in exchange for an existing senior secured convertible note due March 2026, thereby deferring repayment obligations, and also to bolster the Company’s balance sheet. The New Notes are redeemable, subject to certain conditions, in shares of the Company’s common stock or in cash (with the form of payment being at the election of the Company). In addition, the Company has $43.0 million remaining under its existing ATM, or at-the-market, facility, subject to certain market conditions.

Conference Call and Webcast: Q4 2025 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management and a question-and-answer session at 1:30 PM PT/4:30 PM ET on Wednesday, March 4, 2026 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on March 4, 2026 and may submit questions HERE in advance of the conference call.

The live webcast can be accessed on the Company’s Investor Relations website under the Events tab HERE. The webcast will be archived on the website for future viewing.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, and MOVIA are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; non-cash gains and losses; share-based compensation; restructuring costs; severance expense; and impairment charges. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including market position, expectations, and likelihood of success; opportunities for customer engagement and revenue; expense reduction; market position; product portfolio; product and manufacturing capabilities; transaction benefits; access to capital and capital-raising opportunities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.

MicroVision, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$32,363	$54,486
Investment securities, available-for-sale	42,471	20,216
Restricted cash, current	497	261
Accounts receivable, net of allowances	47	926
Inventory	745	2,294
Other current assets	4,989	4,287
Total current assets	81,112	82,470

Property and equipment, net	4,280	7,061
Operating lease right-of-use assets	14,075	16,746
Restricted cash, net of current portion	1,204	1,500
Intangible assets, net	32	10,972
Other assets	2,416	2,412
Total assets	$103,119	$121,161

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,628	$1,132
Accrued liabilities	5,426	2,542
Contract liabilities	-	308
Derivative liability	-	14,581
Notes payable, current	19,212	24,248
Operating lease liabilities, current	3,481	2,682
Finance lease liabilities, current	14	-
Other current liabilities	388	458
Total current liabilities	30,149	45,951

Notes payable, net of current portion	-	8,754
Warrant liability	1,875	-
Operating lease liabilities, net of current portion	14,034	15,954
Finance lease liabilities, net of current portion	27	-
Other long-term liabilities	1,486	1,733
Total liabilities	47,571	72,392

Commitments and contingencies
Shareholders’ equity
Common stock at par value	306	225
Additional paid-in capital	1,011,835	910,825
Accumulated other comprehensive income	669	-
Accumulated deficit	(957,262)	(862,281)
Total shareholders’ equity	55,548	48,769
Total liabilities and shareholders’ equity	$103,119	$121,161

MicroVision, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Revenue	$223	$1,650	$1,208	$4,696

Cost of revenue	16,325	4,116	18,548	7,530
Gross loss	(16,102)	(2,466)	(17,340)	(2,834)

Research and development expense	8,681	8,764	31,720	49,015
Sales, marketing, general and administrative expense	3,185	5,923	20,325	29,346
Impairment loss on intangible assets	10,057	1,154	10,057	4,181
Impairment loss on operating lease right-of-use asset	1,201	-	1,201	-
Impairment loss on property, plant & equipment	2,185	-	2,185	-
Loss on disposal of fixed assets	-	165	-	143
Total operating expenses	25,309	16,006	65,488	82,685

Loss from operations	(41,411)	(18,472)	(82,828)	(85,519)

Interest expense	(1,261)	(4,424)	(18,531)	(4,457)
Unrealized gain (loss) on derivative liability	1,856	(8,866)	5,709	(8,866)
Unrealized gain on warrant liability	2,184	-	4,422	-
Realized loss on debt extinguishment	-	-	(4,654)	-
Other income	454	688	817	2,434

Net loss before taxes	$(38,178)	$(31,074)	$(95,065)	$(96,408)

Income tax benefit (expense)	422	(81)	84	(507)

Net loss	$(37,756)	$(31,155)	$(94,981)	$(96,915)

Net loss per share - basic and diluted	(0.12)	$(0.14)	$(0.35)	$(0.46)

Weighted-average shares outstanding - basic and diluted	305,484	219,475	273,136	209,510

MicroVision, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Twelve months ended December 31,
	2025	2024

Cash flows from operating activities
Net loss	$(94,981)	$(96,915)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	5,824	6,920
Loss on disposal of fixed assets	-	143
Unrealized (gain) loss on derivative liability	(5,709)	8,866
Unrealized gain on warrant liability	(4,422)	-
Loss on debt extinguishment	4,654	-
Impairment of intangible assets	10,057	4,181
Impairment of operating lease right-of-use assets	1,201	405
Impairment of property and equipment	2,185	-
Inventory write-downs	9,864	2,045
Non-cash interest expense	7,325	-
Amortization of debt discount and issuance costs on notes payable	11,164	4,382
Share-based compensation expense	701	11,535
Net accretion of premium on short-term investments	(532)	(951)
Change in:
Accounts receivable	879	23
Inventory	(8,276)	(495)
Other current and non-current assets	1,858	85
Accounts payable	496	(1,139)
Accrued liabilities	2,884	(6,098)
Contract liabilities and other current liabilities	(399)	(188)
Operating lease liabilities	(3,036)	(2,491)
Other long-term liabilities	(457)	1,152
Net cash used in operating activities	(58,720)	(68,540)

Cash flows from investing activities
Sales of investment securities	30,134	35,411
Purchases of investment securities	(51,859)	(26,065)
Advance to Scantinel	(2,244)	-
Cash paid for Ibeo business combination	-	(6,300)
Purchases of property and equipment	(679)	(374)
Net cash (used in) provided by investing activities	(24,648)	2,672

Cash flows from financing activities
Principal payments under finance leases	(13)	-
Principal payments under notes payable	(16,500)	-
Principal proceeds from notes payable, net of debt discount and issuance costs	-	38,080
Proceeds from stock option exercises	8	62
Net proceeds from issuance of common stock and warrants	77,374	34,748
Net cash provided by financing activities	60,869	72,890

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	316	(166)

Change in cash, cash equivalents, and restricted cash	(22,183)	6,856
Cash, cash equivalents, and restricted cash at beginning of period	56,247	49,391
Cash, cash equivalents, and restricted cash at end of period	$34,064	$56,247

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of December 31, 2025 and 2024:

	December 31,	December 31,
	2025	2024
Cash and cash equivalents	$32,363	$54,486
Restricted cash, current	497	261
Restricted cash, net of current portion	1,204	1,500
Cash, cash equivalents, and restricted cash	$34,064	$56,247

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Reconciliation of Non-GAAP Gross (Loss) Profit:
Gross loss	$(16,102)	$(2,466)	$(17,340)	$(2,834)
Share-based compensation expense	-	-	-	-
Inventory related write-downs	16,010	2,654	16,010	2,781
Amortization of acquired intangibles	217	362	869	1,497
Adjusted Gross (Loss) Profit	$125	$550	$(461)	$1,444

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(37,756)	$(31,155)	$(94,981)	$(96,915)
Interest expense, net	807	3,736	17,714	2,023
Provision for income taxes	(422)	81	(84)	507
Depreciation and amortization	1,477	1,674	5,824	6,920
Unrealized (gain) loss on derivative liability	(1,856)	8,866	(5,709)	8,866
Unrealized gain warrant liability	(2,184)	-	(4,422)	-
Loss on debt extinguishment	-	-	4,654	-
Loss on disposal of fixed assets	-	165	-	143
Impairment loss on intangible assets	10,057	1,154	10,057	4,181
Impairment of operating lease right-of-use assets	1,201	-	1,201	405
Impairment of property and equipment	2,185	-	2,185	-
Share-based compensation expense	(1,547)	2,013	701	11,535
Inventory related write-downs	16,010	2,654	16,010	2,781
Restructuring costs	-	241	-	6,047
Severance expense	-	-	1,202	-
Adjusted EBITDA	$(12,028)	$(10,571)	$(45,648)	$(53,507)